Exhibit 99.1

H. Patrick Dee Chief Operating Officer (505) 241-7102	Christopher C. Spencer Chief Financial Officer (505) 241-7154

NEWS RELEASE

FIRST STATE RECEIVES NASDAQ NOTICE

Albuquerque, N.M. - December 17, 2009 - First State Bancorporation ("First State") (NASDAQ:FSNM) announced today that it has been notified by The Nasdaq Stock Market ("Nasdaq") that First State no longer meets the $1.00 per share requirement for continued listing on The Nasdaq Global Select Market under Listing Rule 5450(a)(1). This notice does not result in an immediate delisting of First State's common stock from The Nasdaq Global Select Market, as a grace period of 180 calendar days (June 14, 2010) is provided under the listing rules.

The deficiency letter, dated December 14, 2009, states that First State has a grace period of 180 calendar days in which to regain compliance. If at anytime during this grace period the bid price of First State's common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide First State written confirmation of compliance. In the event that First State does not regain compliance prior to the expiration of the grace period, Nasdaq will provide written notification that First State's common stock is subject to delisting. First State may apply for the transfer of its common stock to The Nasdaq Capital Market prior to the delisting date if it satisfies all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market as set forth in Listing Rule 5505. If First State elects to apply for such transfer, and the application is approved, First State would be eligible for an additional 180 calendar day grace period. The requirements for initial listing on The Nasdaq Capital Market include a minimum market value of publicly held shares of $15 million, which First State does not currently meet.

"First State is evaluating all of its options following receipt of this notification and intends to work diligently to attempt to retain listing of its common stock on The Nasdaq Global Select Market," stated H. Patrick Dee, Executive Vice President and Chief Operating Officer. "We believe that improved financial performance that results in an increased stock price, much closer to our tangible book value, is the best potential solution for regaining compliance with the minimum bid price requirement," continued Dee.

First State Bancorporation is a New Mexico based commercial bank holding company (NASDAQ:FSNM). First State provides services, through its subsidiary First Community Bank, to customers from a total of 40 branches located in New Mexico and Arizona. On Thursday, December 17, 2009, First State's stock closed at $0.40 per share.

Certain statements in this news release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on management's current expectations or predictions of future results or events. We make these forward-looking statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this news release which relate to performance, development or activities that we expect or anticipate will or may happen in the future, are forward looking statements. When used in this release, the words "believe," "expect," "may," "might," "will," "should," "seek," "could," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other similar expressions are generally intended to identify forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and are based on numerous assumptions. They are not guarantees of future performance. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include changes in interest rates, local business conditions, government regulations, loss of key personnel or inability to hire suitable personnel, asset quality and loan loss trends, faster or slower than anticipated growth, economic conditions, our competitors' responses to our marketing strategy or new competitive conditions, and competition in the geographic and business areas in which we conduct our operations. Forward-looking statements contained herein are made only as of the date made, and we do not undertake any obligation to update them to reflect events or circumstances after the date of this report to reflect the occurrence of unanticipated events.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors are included in our Form 10-K for the period ended December 31, 2008, and updated in our Form 10-Q for the period ended June 30, 2009, as filed with the Securities and Exchange Commission.

First State's news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State's website at www.fcbnm.com.